Exhibit 32.1

CERTIFICATIONS

OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Yearly Report on Form 10-K/A of Viper Powersports, Inc., a Nevada corporation for the Quarter ended December 31, 2010, the undersigned certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that

(1)	the Yearly Report on Form 10-K/A of Viper Powersports, Inc. for the Year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Yearly Report on Form 10-K/A for the year ended December 31, 2010 fairly presents in all material respects, the financial condition and results of operations of Viper Powersports, Inc.

Date:  March 1. 2012

/s/ John R. Silseth
John R. Silseth, Principal Executive Officer of Viper Powersports, Inc.

Date:  March 1. 2012

/s/ Timothy C. Kling
Timothy C. Kling, Principal Financial Officer of Viper Powersports, Inc.